Exhibit (h)(1)(e)


                                  SCHEDULE A-3

                         Eaton Vance Mutual Funds Trust
                         ------------------------------

                    AMENDED ADMINISTRATIVE SERVICES AGREEMENT

                          Effective: November 15, 2004

                       Eaton Vance Diversified Income Fund